Exhibit 4.1

EXECUTION VERSION

AK Steel Corporation

as the Company

AK Steel Holding Corporation

as the Parent Guarantor

and

U.S. Bank National Association,

as Trustee

Third Supplemental Indenture

Dated as of November 20, 2012

5.00% Exchangeable Senior Notes due 2019

TABLE OF CONTENTS

		PAGE

ARTICLE 1
SCOPE OF SUPPLEMENTAL INDENTURE
Section 1.01.	Scope	2

ARTICLE 2
DEFINITIONS

Section 2.01.	Definitions and Other Provisions of General Application	2
Section 2.02.	References to Interest	10

ARTICLE 3
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 3.01.	Designation and Amount	11
Section 3.02.	Form of Notes	11
Section 3.03.	Date and Denomination of Notes; Payments of Interest; Defaulted Interest	12
Section 3.04.	Exchange and Registration of Transfer of Notes; Depositary	12
Section 3.05.	Mutilated, Destroyed, Lost or Stolen Notes	13
Section 3.06.	Cancellation of Notes Paid, Exchanged, Etc	14
Section 3.07.	Additional Notes; Repurchases	14

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01.	Applicability of Article 10 of the Base Indenture	15
Section 4.02.	Satisfaction and Discharge	15
Section 4.03.	Provisions as to Paying Agent	15

ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.	Payment of Principal and Interest	15
Section 5.02.	Consolidation and Merger	16
Section 5.03.	Reports by the Company	16
Section 5.04.	Statements as to Defaults	16
Section 5.05.	Further Instruments and Acts	16
Section 5.06.	Applicability of Section 4.05 of the Base Indenture	16

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THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE dated as of November 20, 2012 among AK Steel Corporation, a Delaware corporation (the “Company”), AK Steel Holding Corporation, a Delaware corporation, as Parent Guarantor (“Parent Guarantor” or “AK Holding”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Parent Guarantor and the Trustee executed and delivered an Indenture, dated as of May 11, 2010 (the “Base Indenture” and as supplemented by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its senior debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Sections 2.01, 2.03 and 11.01 of the Base Indenture provide that the Company and the Parent Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture;

WHEREAS, for its lawful corporate purposes, the Company and the Parent Guarantor have duly authorized the issuance of the Company’s 5.00% Exchangeable Senior Notes due 2019 (the “Notes”), initially in an aggregate Principal amount not to exceed $150,000,000 (as increased by an amount equal to the aggregate Principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Parent Guarantor have duly authorized the execution and delivery of this Third Supplemental Indenture; and

WHEREAS, the Company desires to issue and sell $150,000,000 (as increased by an amount equal to the aggregate Principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement) aggregate Principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the form and terms of the Notes;

WHEREAS, all things necessary to make this Third Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange and the Form of Fundamental Change Repurchase Notice to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the Company and the Parent Guarantor have complied with all conditions precedent provided for in the Base Indenture relating to this Third Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company, the Parent Guarantor and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This Third Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Third Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Third Supplemental Indenture shall only apply to the Notes. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities.

ARTICLE 2

DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this Third Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Third Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b) the provisions of general application stated in Section 1.04 of the Base Indenture shall apply to this Third Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Third Supplemental Indenture;

(c) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 2.01;

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Additional Shares” shall have the meaning specified in Section 10.03(a).

“Agent” has the meaning set forth in the Base Indenture, except that it shall include the Exchange Agent.

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this Third Supplemental Indenture.

“Bid Solicitation Agent” means initially the Company or another Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(b)(i).

“Board of Directors” means, of any Person, the board of directors of such Person or a committee of such board duly authorized to act for it hereunder.

“Cash Percentage” shall have the meaning specified in Section 10.02(a)(i).

“Clause A Distribution” shall have the meaning specified in Section 10.04(c).

“Clause B Distribution” shall have the meaning specified in Section 10.04(c).

“Clause C Distribution” shall have the meaning specified in Section 10.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means November 20, 2012.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of AK Holding, par value $0.01 per share, at the date of the Indenture, subject to Section 10.07.

“Company Order” means a written order of the Company evidenced by an Officers’ Certificate.

“Continuing Director” means a director who either was a member of the Board of Directors of AK Holding on the Closing Date or who becomes a member of the Board of Directors of AK Holding subsequent to that date and whose election, appointment or nomination for election by the stockholders of AK Holding is duly approved by a majority of the continuing directors on the Board of Directors of AK Holding at the time of such approval, either by a specific vote or by approval of the proxy statement issued by AK Holding on behalf of the entire Board of Directors of AK Holding in which such individual is named as nominee for director. Solely for purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors shall be disregarded.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, NY 10005, Mail Station: EX-NY-WALL, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company). The definition of “Corporate Trust Office” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “Corporate Trust Office” in the Base Indenture shall be deemed instead to be references to “Corporate Trust Office” (as such term is defined in this Third Supplemental Indenture).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Registered Global Securities, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Net Settlement Amount” means, for each of the 20 consecutive Trading Days during the relevant Observation Period:

(a) if the Company does not elect a Cash Percentage as set forth herein, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and $50, divided by (ii) the Daily VWAP for such Trading Day;

(b) if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Exchange Value and $50; or

(c) if the Company elects a Cash Percentage of less than 100% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Exchange Value and $50 and (y) the Cash Percentage and (ii) a number of shares of Common Stock equal to the product of (x)(A) the difference between the Daily Exchange Value and $50, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) $50 and (ii) the Daily Exchange Value on such Trading Day; and

(b) if the Daily Exchange Value on such Trading Day exceeds $50, the Daily Net Settlement Amount.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AKS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“defaulted interest” means, solely for purposes of the Notes, any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, Principal and interest) that are payable but are not punctually paid or duly provided for. The definition of “defaulted interest” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “defaulted interest” in the Base Indenture shall be deemed instead to be references to “defaulted interest” (as such term is defined in this Third Supplemental Indenture).

“Distributed Property” shall have the meaning specified in Section 10.04(c).

“Effective Date” shall have the meaning specified in Section 10.03(c), except that, as used in Section 10.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question, from AK Holding or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Agent” shall have the meaning specified in Section 2.05 of the Base Indenture, as amended by Section 3.04(f).

“Exchange Date” shall have the meaning specified in Section 10.02(c).

“Exchange Obligation” shall have the meaning specified in Section 10.01(a).

“Exchange Price” means as of any date, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 10.01(a).

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than AK Holding, its Subsidiaries and the employee benefit plans of AK Holding and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Equity of AK Holding representing more than 50% of the voting power of such Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of AK Holding pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of AK Holding and its Subsidiaries, taken as a whole, to any Person other than one of AK Holding’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of AK Holding’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) Continuing Directors cease to constitute at least a majority of the Board of Directors of AK Holding;

(d) the stockholders of AK Holding approve any plan or proposal for the liquidation or dissolution of the Company or AK Holding, as applicable; or

(e) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of AK Holding, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become exchangeable for such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 10.02(a)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 11.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 11.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 11.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 11.01(a).

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this Third Supplemental Indenture.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on May 15, 2013.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means November 15, 2019.

“Measurement Period” shall have the meaning specified in Section 10.01(b)(i).

“Merger Event” shall have the meaning specified in Section 10.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of the Indenture.

“Notice of Exchange” shall have the meaning specified in Section 10.02(b).

“Observation Period” with respect to any Note surrendered for exchange means: (i) if the relevant Exchange Date occurs prior to August 15, 2019, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; and (ii) if the relevant Exchange Date occurs on or after August 15, 2019, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 2.09 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 3.05 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.05 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes exchanged pursuant to Article 10 and required to be cancelled pursuant to Section 3.06; and

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 3.07.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal” of a Note means the principal amount of (including the Fundamental Change Repurchase Price, if any) such Note. The definition of “Principal” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “Principal” in the Base Indenture shall be deemed instead to be references to “Principal” (as such term is defined in this Third Supplemental Indenture).

“Prospectus Supplement” means the preliminary prospectus supplement dated November 13, 2012, as supplemented by the pricing term sheet dated November 14, 2012, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of AK Holding, by statute, by contract or otherwise). Solely for purposes of the Notes, references to the “record date” in the Base Indenture shall be deemed instead to be references to the “Regular Record Date” (as such term is defined in this Third Supplemental Indenture).

“Reference Property” shall have the meaning specified in Section 10.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date, respectively.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Notice” has the meaning specified in Section 10.02(a)(i).

“Spin-Off” shall have the meaning specified in Section 10.04(c).

“Stock Price” shall have the meaning specified in Section 10.03(c).

“Third Supplemental Indenture” means this instrument as originally executed or, if amended, supplemented as herein provided, as so amended or supplemented.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 Principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million Principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million Principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 Principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate.

“Trigger Event” shall have the meaning specified in Section 10.04(c).

“Underwriters” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Citigroup Global Markets, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporate, Barclays Capital Inc. and PNC Capital Markets LLC.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of November 14, 2012, among the Company, AK Holding and the Underwriters.

“unit of Reference Property” shall have the meaning specified in Section 10.07(a).

“Valuation Period” shall have the meaning specified in Section 10.04(c).

Section 2.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 3

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 3.01. Designation and Amount. The Notes shall be designated as the “5.00% Exchangeable Senior Notes due 2019.” The aggregate Principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $150,000,000 (as increased by an amount equal to the aggregate Principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement), subject to Section 3.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.07, Section 2.08, Section 2.10 and Section 11.04 of the Base Indenture and (as amended, if applicable, by) Section 3.04, Section 3.05, Section 10.02 and Section 11.03 of this Third Supplemental Indenture.

Section 3.02. Form of Notes. (a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company, the Parent Guarantor and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Registered Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Registered Global Security shall represent such Principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate Principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate Principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, transfers or exchanges permitted hereby. Any endorsement of the Registered Global Security to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of Principal of, and accrued and unpaid interest on, the Registered Global Security shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(b) Section 2.14 of the Base Indenture shall not apply to the Notes.

Section 3.03. Date and Denomination of Notes; Payments of Interest; Defaulted Interest. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 Principal amount and integral multiples thereof. Any references in the Base Indenture to Unregistered Securities or coupons shall be disregarded for purposes of the Notes. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any definitive Registered Securities (A) to Holders holding definitive Registered Securities having an aggregate Principal amount of $5.0 million or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding definitive Registered Securities having an aggregate Principal amount of more than $5.0 million, either by check mailed to such Holders or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Registered Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Solely for purposes of the Notes, Section 2.13 of the Base Indenture is hereby amended by inserting the phrase “or Principal” immediately following the word “interest” in the first line thereof.

Section 3.04. Exchange and Registration of Transfer of Notes; Depositary. (a) Notwithstanding the provisions of Section 2.07 of the Base Indenture, none of the Company, the Trustee or the Registrar shall be required to exchange Notes for other Notes or register a transfer of (i) any Notes surrendered for exchange in accordance with Article 10 for cash and shares of Common Stock, if any, or, if a portion of any Note is surrendered for exchange for cash and shares of Common Stock, if any, such portion thereof surrendered for exchange in accordance with Article 10 or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 11.

(b) Solely for purposes of the Notes, the fifth paragraph of Section 2.07 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying

Agent for any exchange of Notes for other Notes or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.”.

(c) Any Note or Common Stock delivered upon the exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 3.06.

(d) For the avoidance of doubt, the final paragraph of Section 2.07 of the Base Indenture shall not apply to the Notes.

(e) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Registered Global Security. Initially, each Registered Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(f) Solely for purposes of the Notes, Section 2.05 of the Base Indenture is hereby amended by (i) inserting the phrase “, an office or agency where Securities may be presented for exchange in accordance with Article 10 of this Third Supplemental Indenture (the “Exchange Agent”)” immediately following the parenthetical in the second line of the first paragraph thereof and (ii) inserting a new paragraph immediately following the third paragraph thereof as follows: “The Company initially appoints the Trustee as Exchange Agent. The Company may have one or more additional Exchange Agents with respect to any series of Securities. If the Company fails to maintain an Exchange Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Exchange Agent; provided that neither the Company nor an Affiliate of the Company shall act as Exchange Agent in connection with the discharge of the Indenture under Article 4 of the Third Supplemental Indenture.”

Section 3.05. Mutilated, Destroyed, Lost or Stolen Notes. Solely for purposes of the Notes, the third and fourth paragraphs of Section 2.08 of the Base Indenture are hereby deleted in their entirety and replaced with the following: “In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 10 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.”

Section 3.06. Cancellation of Notes Paid, Exchanged, Etc. (a) Section 2.11 of the Base Indenture shall not apply to the Notes. Instead, the cancellation provisions set forth in this Section 3.06 shall, with respect to the Notes, supersede in its entirety Section 2.11 of the Base Indenture, and all references in the Base Indenture to cancellation provisions therein shall, with respect to the Notes, be deemed to be references to the cancellation provisions set forth in this Section 3.06.

(b) The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange, or exchange into cash and shares of Common Stock, if any, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 3.07. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 3.01, reopen the Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate Principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.04 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.06.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Applicability of Article 10 of the Base Indenture. Sections 10.01, 10.02, 10.05, 10.06, 10.07, 10.08, 10.09 and 10.10 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety Sections 10.01, 10.02, 10.05, 10.06, 10.07, 10.08, 10.09 and 10.10 of the Base Indenture, and all references in the Base Indenture to such Sections and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the satisfaction and discharge provisions set forth in this Article 4.

Section 4.02. Satisfaction and Discharge. This Third Supplemental Indenture and the Base Indenture with respect to the Notes shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.04 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Exchange Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Third Supplemental Indenture, the obligations of the Company to the Trustee under Section 8.07 of the Base Indenture shall survive.

Section 4.03. Provisions as to Paying Agent. Solely for purposes of the Notes, Sections 10.03 and 10.04 of the Base Indenture are hereby amended by inserting the phrase “and shares of Common Stock” after each instance of the word “moneys” therein.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Payment of Principal and Interest. (a) Section 4.01 of the Base Indenture shall not apply to the Notes.

(b) The Company covenants and agrees that it will cause to be paid the Principal of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02. Consolidation and Merger. Neither the Company nor AK Holding will enter into or consummate any transaction or series of related transactions if, as a result of such transaction or transactions (i) the obligor on the Notes is not AK Holding (if the Notes are then exchangeable for cash and shares of Common Stock, if any) or a wholly owned Subsidiary of AK Holding fully and unconditionally guarantees the Notes or (ii) the obligor on the Notes is not the issuer of the Reference Property underlying the Notes (if the Notes are then exchangeable for cash and Reference Property, if any).

Section 5.03. Reports by the Company. (a) Section 6.03 of the Base Indenture shall not apply to the Notes.

(b) Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) under the Exchange Act if the Company were subject thereto within the time periods specified by the Commission’s rules and regulations. The Company shall supply to the Trustee and to each Holder who so requests or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. The Company shall be deemed to have complied with this covenant to the extent that AK Holding files all reports and other information required to be filed with the Commission by Section 13(a) or 15(d) under the Exchange Act relating to AK Holding and its consolidated Subsidiaries, including the Company.

(c) Delivery of the reports and documents described in subsection (b) to the Trustee or to any Holder is for informational purposes only, and the Trustee’s or such Holder’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 5.04. Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 5.05. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 5.06. Applicability of Section 4.05 of the Base Indenture. Section 4.05 of the Base Indenture shall not apply to the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Amendments to Base Indenture Events of Default. (a) Solely for purposes of the Notes, clause (a) of Section 7.01 of the Base Indenture is hereby amended by deleting the phrase “redemption or mandatory repurchase, including as a sinking fund installment, or otherwise” therein and inserting in lieu thereof the phrase “upon any required repurchase (whether by the Company or a third-party acquirer) or otherwise”.

(b) Solely for purposes of the Notes, clause (c) of Section 7.01 of the Base Indenture is hereby amended by inserting immediately prior to the end of the parenthetical beginning in the first line thereof the phrase “and clauses (a) and (b) of Section 6.02 of the Third Supplemental Indenture”.

Section 6.02. Additional Events of Default. In addition to the Events of Default set forth in Article 7 of the Base Indenture (as amended hereby), the following events shall be “Events of Default” with respect to the Notes:

(a) failure by the Company to comply with its obligation to exchange the Notes in accordance with the Indenture upon exercise of a Holder’s exchange right; and

(b) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 11.01(c) or notice of a specified corporate event in accordance with Section 10.01(b)(ii) or Section 10.01(b)(iii), in each case when due.

Section 6.03. Waiver of Past Defaults. Solely for purposes of the Notes, clause (a) of Section 7.04 of the Base Indenture is hereby deleted in its entirety and inserting in lieu thereof the clause “(a) all existing Events of Default, other than nonpayment of Principal of, premium, if any, and interest on any Security and the consideration due upon exchange as specified in clauses (a) and (b) of Section 7.01 of the Base Indenture and Section 6.02(a) of the Third Supplemental Indenture that have become due solely by such declaration of acceleration have been cured or waived and”.

Section 6.04. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that AK Holding is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 5.03(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the Principal amount of the Notes outstanding for each day during the 60-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 61st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 61st day), the Notes will be subject to acceleration as provided in Section 7.02 of the Base Indenture. In the event the

Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 7.02 of the Base Indenture.

In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 60-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 7.02 of the Base Indenture.

Section 6.05. Application of Monies Collected by Trustee. Section 7.10 of the Base Indenture is hereby amended by (x) inserting the phrase “and any cash due upon exchange of” immediately following the phrase “to the payment of interest on” in the first line of the second indented paragraph thereof and (y) inserting the phrase “and cash due upon exchange, as the case may be,” immediately following the phrase “installments of such interest” in the second line of the second indented paragraph thereof.

Section 6.06. Rights of Holders to Receive Payment. Solely for purposes of the Notes, Section 7.07 of the Base Indenture is hereby amended by inserting the phrase “or the consideration due upon exchange of such Holder’s Security” immediately following the phrase “on such Holder’s Security” in the second line thereof.

Section 6.07. Collection Suit by Trustee. Solely for purposes of the Notes, Section 7.08 of the Base Indenture is hereby amended by (x) inserting the phrase “or Section 6.02(a) of the Third Supplemental Indenture” immediately following the words “Section 7.01” in the second line thereof and (y) inserting the phrase “and any consideration due upon exchange of” immediately prior to the comma following the word “on” in the fourth line thereof.

Section 6.08. Notice of Defaults. Solely for purposes of the Notes, Section 8.05 of the Base Indenture is hereby amended by inserting the phrase “or the consideration due upon exchange of any Security,” immediately following the phrase “or interest on any Security,” beginning in the in the fifth line thereof.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Compensation and Indemnity. Solely for purposes of the Notes, Section 8.07 of the Base Indenture is hereby amended by inserting the phrase “the consideration due upon exchange of” immediately prior to the word “and” in the second line of the third paragraph thereof.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Applicability of Article 11, Section 11.01 and Section 11.02 of the Base Indenture. References in the Base Indenture to any supplemental indenture authorized under Article 11, Section 11.01 or Section 11.02, as the case may be, of the Base Indenture shall be deemed to include any supplemental indenture authorized under Article 8, Section 8.02 or Section 8.03, as the case may be, of this Third Supplemental Indenture.

Section 8.02. Supplemental Indentures Without Consent of Holders. Section 11.01(g) of the Base Indenture shall not apply to the Notes. Solely for purposes of the Notes, in addition to the amendments or supplements authorized under Section 11.01 of the Base Indenture (other than Section 11.01(g) of the Base Indenture as described above), the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder:

(a) to add guarantees with respect to the Notes;

(b) to secure the Notes; or

(c) to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company.

Section 8.03. Supplemental Indentures with Consent of Holders. Solely for purposes of the Notes, in addition to, and notwithstanding, the provisions set forth in Section 11.02 of the Base Indenture, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 7.04 of the Base Indenture, may not:

(a) make any change that adversely affects the exchange rights of any Notes; or

(b) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

ARTICLE 9

PARENT GUARANTEE OF NOTES

Section 9.01. Applicability of Article 12 of the Base Indenture. Article 12 of the Base Indenture shall apply to the Notes; provided that all references therein to “payment” or “amount payable” (or words or phrases of similar import) shall, for the avoidance of doubt, include the delivery of any consideration due upon any exchange of Notes hereunder as provided in Article 10.

ARTICLE 10

EXCHANGE OF NOTES

Section 10.01. Exchange Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 Principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 10.01(b), at any time prior to the close of business on the Business Day immediately preceding August 15, 2019 under the circumstances and during the periods set forth in Section 10.01(b), and (ii) irrespective of the conditions described in Section 10.01(b), during the period from, and including, August 15, 2019 to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 185.1852 shares of Common Stock (subject to adjustment as provided in this Article 10, the “Exchange Rate”) per $1,000 Principal amount of Notes (subject to the settlement provisions of Section 10.02, the “Exchange Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding August 15, 2019, the Notes may be surrendered for exchange during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in the Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 Principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 Principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 Principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 Principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 Principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Exchange Rate, the Company shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee).

(ii) If, prior to the close of business on the Business Day immediately preceding August 15, 2019, AK Holding elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock its assets, debt securities or rights to purchase securities of AK Holding, which distribution has a per share value, as reasonably determined by AK Holding’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes may be surrendered for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise exchangeable at such time. No Holder may exercise this right to exchange if the Holder otherwise may participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Notes, in the issuance or distribution described above without having to exchange their Notes as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the Principal amount (expressed in thousands) of Notes held by such Holder.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding August 15, 2019, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 11.01, or if AK Holding is a party to a transaction that would constitute a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for exchange at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) (i) as promptly as practicable following the date AK Holding publicly announces such transaction but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding August 15, 2019, all or a portion of the Notes may be surrendered for exchange during any calendar quarter commencing after the calendar quarter ending on March 31, 2013 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2013 whether the Notes may be surrendered for exchange in accordance with this clause (iv) and shall notify the Trustee if the Notes become exchangeable in accordance with this clause (iv).

Section 10.02. Exchange Procedure; Settlement Upon Exchange.

(a) Except as provided in Section 10.03(b) and Section 10.07(a), upon exchange of any Note, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 Principal amount of Notes being exchanged, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the applicable Observation Period for such Note, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 10.02.

(i) All exchanges occurring on or after August 15, 2019 shall be settled using the same forms and amounts of consideration. Except for any exchanges that occur on or after August 15, 2019, the Company shall use the same forms and amounts of consideration for all exchanges occurring on the same Exchange Date, but the Company shall not have any obligation to use the same forms and amounts with respect to exchanges that occur on different Exchange Dates. If, in respect of any Exchange Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to settle all or a portion of its Exchange Obligation in excess of the Principal portion of the Notes being exchanged in cash in respect of such Exchange Date (or such period, as the case may be), the Company shall inform exchanging Holders through the Trustee of such election (the “Settlement Notice”) no later than the close of business on the Trading Day immediately following the related Exchange Date (or, in the case of any exchanges occurring on or after August 15, 2019 and prior to the close of business on the Business Day immediately preceding the Maturity Date, no later than August 15, 2019) and the Company shall indicate in such Settlement Notice the percentage of each share of Common Stock deliverable upon exchange in excess of the Principal portion of the Notes being exchanged that will be paid in cash (the “Cash Percentage”). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Cash Percentage and the Company shall settle its Exchange Obligation by paying cash in respect of the Principal portion of the exchanged Notes and delivering shares of Common Stock in respect of the remainder, if any, of its Exchange Obligation in excess of the aggregate Principal portion of the Notes being exchanged as set forth herein.

(ii) The Daily Settlement Amounts (if applicable), the Daily Net Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of the delivery of any fractional share, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of the delivery of fractional shares of Common Stock. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 10.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Registered Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h) and (ii) in the case of a definitive Registered Security (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the Principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h). The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 10 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 11.02.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate Principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any shares of Common Stock are due to exchanging Holders, the Company shall cause to be issued and deliver to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation.

(d) In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate Principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 10.04, no adjustment shall be made for dividends on any shares of Common Stock delivered upon the exchange of any Note as provided in this Article 10.

(g) Upon the exchange of an interest in a Registered Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Registered Global Security as to the reduction in the Principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h) Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Exchange Obligation shall be deemed to satisfy in full its obligation to pay the Principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any defaulted interest, if any defaulted interest exists at the time of exchange with respect to such Note.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon exchange is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the related Observation Period. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(j) The Company shall not deliver any fractional shares of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional shares of Common Stock deliverable upon exchange based on the Daily VWAP on the Last Trading Day of the applicable Observation Period. For each Note surrendered for exchange, the full number of shares of Common Stock that shall be delivered upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares of Common Stock remaining after such computation shall be paid in cash.

Section 10.03. Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change pursuant to Section 10.01(b)(iii), the Company shall pay or deliver, as the case may be, the consideration due in respect of such exchanged Notes in accordance with Section 10.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole

Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 Principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Exchange Obligation shall be paid to Holders in cash on the third Business Day following the Exchange Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. AK Holding’s Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 10.04.

(e) The following table sets forth the number of Additional Shares of Common Stock to be received per $1,000 Principal amount of Notes pursuant to this Section 10.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$10.00	$12.50	$15.00	$17.50	$20.00
November 20, 2012	64.8148	55.9939	45.5778	31.6005	22.7261	16.6496	9.1770	4.3243	1.8419	0.5601	0.0271
November 15, 2013	64.8148	55.9939	45.5778	31.5118	22.4591	16.3212	8.8646	4.0997	1.7001	0.4839	0.0133
November 15, 2014	64.8148	55.9939	45.4378	30.9488	21.7622	15.6202	8.2903	3.7179	1.4699	0.3645	0.0032
November 15, 2015	64.8148	55.6064	44.6006	29.7186	20.4798	14.4269	7.3903	3.1541	1.1435	0.2077	0.0000
November 15, 2016	64.8148	54.2930	42.7562	27.4993	18.3344	12.5236	6.0529	2.3794	0.7333	0.0555	0.0000
November 15, 2017	64.8148	51.3337	39.1392	23.5951	14.7894	9.5374	4.1431	1.3890	0.2716	0.0000	0.0000
November 15, 2018	64.8148	45.8535	32.4996	16.7306	8.9718	5.0309	1.7458	0.4014	0.0007	0.0000	0.0000
November 15, 2019	64.8148	37.0370	14.8148	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate; and

(iii) if the Stock Price is less than $4.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 Principal amount of Notes exceed 250.0000, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 10.04.

(f) Nothing in this Section 10.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 10.04 in respect of a Make-Whole Fundamental Change.

Section 10.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 10.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the Principal amount (expressed in thousands) of Notes held by such Holder.

(a) If AK Holding exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if AK Holding effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of AK Holding determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If AK Holding issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.04(b) and for the purpose of Section 10.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by AK Holding for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of AK Holding.

(c) If AK Holding distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.04(a) or Section 10.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of AK Holding, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors of AK Holding) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 10.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 Principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors of AK Holding determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER’	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 2.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any exchange during the Valuation Period, references in the portion of this Section 10.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Exchange Date in determining the Exchange Rate.

For purposes of this Section 10.04(c) (and subject in all respect to Section 10.11), rights, options or warrants distributed by AK Holding to all holders of the Common Stock entitling them to subscribe for or purchase shares of AK Holding’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Exchange Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 10.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 10.04(a), Section 10.04(b) and this Section 10.04(c), any dividend or distribution to which this Section 10.04(c) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 10.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 10.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 10.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

ER’	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share AK Holding distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 10.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors of AK Holding determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 Principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If AK Holding or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER’	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of AK Holding) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 10.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 10.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Exchange Date in determining the Exchange Rate.

(f) Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(h) Notwithstanding anything to the contrary in this Article 10, the Exchange Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of AK Holding and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by AK Holding or any of its Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

(i) All calculations and other determinations under this Article 10 shall be made by the Company (or by the Board of Directors of AK Holding, if so specified) and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(j) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Security Register of the Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of AK Holding so long as AK Holding does not pay any dividend or make any distribution on shares of Common Stock held in its treasury, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), AK Holding’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 10.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of AK Holding’s authorized but unissued shares or shares held in treasury, a number of shares of Common Stock equal to the Conversion Rate multiplied by the aggregate Principal amount of Notes presented for exchange (expressed in thousands and assuming that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder).

Section 10.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving AK Holding,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of AK Holding and its Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to exchange each $1,000 Principal amount of Notes shall be changed into a right to exchange such Principal amount of Notes for the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 11.01(h) of the Base Indenture providing for such change in the right to exchange each $1,000 Principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the Exchange Obligation shall be calculated and settlement in accordance with Section 10.02 shall apply such that (A) the amount otherwise payable in cash upon exchange of the Notes as set forth under Section 10.02 shall continue to be payable in cash, (B) the Company shall continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Exchange Obligation in excess of the Principal amount of the Notes being exchanged as set forth under Section 10.02, (C) the number of shares of Common Stock, if any, otherwise deliverable upon exchange of the Notes in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (D) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property for which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all exchanges that occur after the effective date of such Merger Event (x) the consideration due upon exchange of each $1,000 Principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 10.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 11.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 10.07, the Company shall promptly deliver to the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.07. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into cash and shares of Common Stock, if any, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock delivered upon exchange of Notes will be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue and delivery thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued and delivered upon exchange, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will cause AK Holding to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock deliverable upon exchange of the Notes.

Section 10.09. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of AK Holding to issue or of the Company to transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.02 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 10.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 10.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 10.01(b).

Section 10.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by AK Holding or one of its Subsidiaries (including the Company) that would require an adjustment in the Exchange Rate pursuant to Section 10.04 or Section 10.11;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of AK Holding or any of its Subsidiaries (including the Company);

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by AK Holding or one of its Subsidiaries (including the Company) or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by AK Holding or one of its Subsidiaries (including the Company), or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by AK Holding or one of its Subsidiaries (including the Company), Merger Event, dissolution, liquidation or winding-up.

Section 10.11. Stockholder Rights Plans. To the extent that AK Holding has a rights plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exchange of the Notes, the Exchange Rate shall be adjusted at the time of separation as if AK Holding distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 11

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 11.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the Principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a

Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the Principal amount of Notes to be repurchased pursuant to this Article 11.

(b) Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are definitive Registered Securities, or in compliance with the Depositary’s procedures for surrendering interests in Registered Global Securities, if the Notes are Registered Global Securities, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are definitive Registered Securities, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Registered Global Securities, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of definitive Registered Securities, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the Principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Registered Global Securities, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of definitive Registered Securities, such notice shall be by first class mail or, in the case of Registered Global Securities, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 11;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the Principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any definitive Registered Securities held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 11.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the Principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if definitive Registered Securities have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the Principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Registered Global Securities, the notice must comply with appropriate procedures of the Depositary.

Section 11.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 11.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in Principal amount to the unrepurchased portion of the Note surrendered.

Section 11.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any successor or similar schedule; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

ARTICLE 12

NO REDEMPTION

Section 12.01. No Redemption; Applicability of Article 3 of the Base Indenture. Article 3 of the Base Indenture shall not apply to the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Trust Indenture Act of 1939. This Third Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 13.02. Governing Law. The laws of the State of New York shall govern this Third Supplemental Indenture and the Notes.

Section 13.03. Duplicate Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.04. Separability. In case any provision in this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.05. Ratification. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Third Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Third Supplemental Indenture.

Section 13.06. Effectiveness. The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

Section 13.07. Successors. All agreements of the Company and the Parent Guarantor in this Third Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 13.08. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Parent Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture, the Notes, any Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Parent Guarantor.

Section 13.09. No Security Interest Created. Nothing in this Third Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.10. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 13.11. Payment Date Other Than a Business Day. (a) Section 13.07 of the Base Indenture shall not apply to the Notes.

(b) In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Exchange Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

AK STEEL CORPORATION, as the Company

By:	/s/ Roger K. Newport
Name: Roger K. Newport
Title: Vice President – Finance and CFO

AK STEEL HOLDING CORPORATION, as Parent Guarantor

By:	/s/ Roger K. Newport
Name: Roger K. Newport
Title: Vice President – Finance and CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bill Sicking
Name: William E. Sicking
Title: Vice President & Trust Officer

[Signature Page to Third Supplemental Indenture – Exchangeable Notes]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

AK Steel Corporation

5.00% Exchangeable Senior Note due 2019

No. [ ]	[Initially][1] $[ ]

CUSIP No. 001546 AP5

AK STEEL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [    ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[        ]]5, which amount, taken together with the Principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $150,000,000 in aggregate at any time (or $172,500,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement), in accordance with the rules and procedures of the Depositary, on November 15, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.00% per year from November 20, 2012, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 15, 2019. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2013, to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.04 of the within-mentioned Third Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any defaulted interest shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such defaulted interest shall have been paid by the Company in accordance with Section 2.13 of the Base Indenture.

The Company shall pay the Principal of and interest on this Note, so long as such Note is a Registered Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the Principal of any Notes (other than Notes

[1]	Include if a Registered Global Security.
[2]	Include if a Registered Global Security.
[3]	Include if a definitive Registered Security.
[4]	Include if a Registered Global Security.
[5]	Include if a definitive Registered Security.

that are Registered Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash and shares of Common Stock, if any, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AK STEEL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 20, 2012

U.S. BANK NATIONAL ASSOCIATION as the Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

AK Steel Corporation

5.00% Exchangeable Senior Note due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Exchangeable Senior Notes due 2019 (the “Notes”), limited to the aggregate Principal amount of $150,000,000 (as increased by an amount equal to the aggregate Principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to a Third Supplemental Indenture dated as of November 20, 2012 (the “Third Supplemental Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), which amends and supplements the Senior Indenture dated as of May 11, 2010 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the Third Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate Principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the Principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms and with the same CUSIP number as the Notes initially issued thereunder in an unlimited aggregate Principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued thereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate Principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate Principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the Principal of, accrued and unpaid interest on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 Principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate Principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

The Notes are fully and unconditionally guaranteed by the Parent Guarantor.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in Principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

AK Steel Corporation

5.00% Exchangeable Senior Notes due 2019

The initial Principal amount of this Registered Global Security is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). The following increases or decreases in this Registered Global Security have been made:

Date of exchange	Amount of decrease in Principal amount of this Registered Global Security	Amount of increase in Principal amount of this Registered Global Security	Principal amount of this Registered Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a Registered Global Security.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: AK Steel Corporation

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 Principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged Principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 10.02(d) and Section 10.02(e) of the Third Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: AK Steel Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from AK Steel Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 11.01 of the Third Supplemental Indenture referred to in this Note (1) the entire Principal amount of this Note, or the portion thereof (that is $1,000 Principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of definitive Registered Securities, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever

1